Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Chromarie International Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.0001	(1)	457(o)	350,000	$3.00	$1,050,000.00	0.0001381	$146.00

Total Offering Amounts:							$1,050,000.00		146.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$146.00

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), there is also being registered hereby such indeterminate number of additional shares of ordinary shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.